Exhibit 99.1

Teleflex ®	NEWS
155 South Limerick Road, Limerick, PA 19468 USA - Phone: 610-948-5100 — Fax: 610-948-0811

Contact: Jake Elguicze

Senior Director Investor Relations
610-948-2836

FOR IMMEDIATE RELEASE	October 28, 2008

TELEFLEX REPORTS STRONG THIRD QUARTER 2008 RESULTS

Third Quarter Diluted EPS from Continuing Operations Excluding Special Items — $1.11 per share, up 41%

Third Quarter GAAP Diluted EPS from Continuing Operations of $1.06 per diluted share

Third Quarter Cash Flow from Operations $76 million, up 65%

Limerick, PA — Teleflex Incorporated (NYSE: TFX) today announced strong financial results for the third quarter ended September 28, 2008.

Third Quarter Financial Highlights
Third quarter revenues from continuing operations rose 30% to $595.9 million from $458.6 million in the third quarter of 2007 driven by acquisitions and a favorable currency impact. Income from continuing operations excluding special charges increased 41% to $44.3 million or $1.11 per diluted share compared to $31.4 million or $0.79 per diluted share in the prior year quarter. Net income from continuing operations for the quarter increased to $42.3 million or $1.06 per diluted share compared to a loss of $1.61 in the prior year.

As noted in the reconciliation table below, the third quarter of 2008 included restructuring and transaction-related charges, net of tax, of $1.9 million or $0.05 per diluted share, primarily related to the acquisition of Arrow International (Arrow). Results for the third quarter of 2007 included restructuring and impairment charges, a gain on sale of assets, and a tax adjustment of approximately $90 million related to 2007 and planned future cash repatriations of foreign earnings.

Cash flow from operations for the quarter was $76 million. Excluding tax payments of $90 million related to the divestiture of the automotive and industrial businesses in 2007, cash flow from operations for the first nine months of 2008 was $188 million. This reflects a 23% increase compared to cash flow from operations of $153 million in the prior year first nine months.

“This was another very good quarter for Teleflex,” said Jeffrey P. Black, chairman and chief executive officer. “We continued to expand operating margins, generate strong cash flow from operations and achieve operational efficiencies. All three segments delivered solid financial performances and we executed well on our strategic initiatives.”

Black added, “We are on track to achieve the top end of our previously stated range for full year earnings per share, excluding special charges. In addition, we expect cash flow from operations for the full year of approximately $260 million excluding the tax payment. Teleflex enters the last quarter of the year with solid fundamentals – an improved balance sheet, strong cash flow and a portfolio of businesses better-positioned to manage through what is likely to be a challenging economic environment.”

(MORE)

Third Quarter Business Segment Commentary
In the third quarter, core revenue for the company declined 4% overall compared to the prior year period, primarily as a result of a 13% reduction in core revenue for the Commercial Segment. Strong international sales and increased sales to medical device manufacturers resulted in a 1% increase in core revenues for the Medical Segment and there was a 2% decline in core revenues for the Aerospace Segment compared to the prior year period.

Medical Segment
Medical Segment revenues in the quarter increased 61% to $367.3 million from $227.8 million. The increase resulted primarily from acquisitions, net of dispositions, which accounted for 57% of revenue growth, and from a favorable currency impact of 3%. Core revenue growth was 1% when compared with the prior year third quarter. Higher volume for sales of critical care and surgical products in Europe and Asia/Latin America and an increase in sales of specialty devices for medical device manufacturers was partially offset by lower sales volume for critical care and surgical products in North America. The acquisition of Arrow resulted in a contribution of $129.6 million to Medical Segment revenues in the third quarter of 2008.

Adjusted segment operating profit (excluding acquisition related charges) rose to $73.4 million from $50.4 million. Adjusted segment operating margins in the quarter were 20.0%. A reconciliation of adjusted segment operating profit and margin to the nearest GAAP measures is provided in the table below under “Additional Notes.”

Medical Segment sales by product group were comprised of the following:

	Three Months Ended	Three Months Ended*	Change
	Sept 28, 2008	Sept 30, 2007
	(Dollars in millions)
Critical Care	$228.8	$113.7	101%
Surgical	76.6	73.3	5%
Cardiac Care	16.0	—	100%
OEM	39.4	38.1	3%
Other	6.5	2.7	141%

Total Sales	$367.3	$227.8	61%

Critical care product sales increased primarily on the acquisition of Arrow which expanded the company’s vascular access and regional anesthesia product lines and contributed $113.6 million to the critical care category during the third quarter. Sales also benefited from favorable currency and higher sales volume for respiratory and urology products in Europe and in the Asia/Latin America business.

Surgical sales grew 5% in the third quarter, benefiting from favorable currency translation and increased volume in European markets which was partially offset by declines in surgical device sales in North America.

Sales of cardiac care products, acquired in the Arrow acquisition, added $16.0 million in revenues for this product category during the third quarter.

(MORE)

Sales to medical device manufacturers grew 3% on higher volumes for specialty devices and suture products when compared to the prior year quarter.

Aerospace Segment
Aerospace Segment revenues grew 12% to $126.9 million from $113.7 million in the same period last year driven by the Nordisk Aviation Products acquisition. Near record sales of narrow-body cargo loading systems and an increase in cargo aftermarket spare components were offset by the delivery of fewer wide-body cargo systems in the quarter and the shift toward higher margin engine repair services contrasted with higher priced, lower margin replacement parts. Core revenues declined 2%, while favorable currency translation contributed 2%.

Segment operating profit increased to $16.8 million from $7.5 million principally due to the impact of improved mix in both the engine repairs and cargo systems businesses compared to the prior year, improved operational efficiency, and benefits of the Nordisk acquisition. Favorable mix impact in the repairs business resulted from investment in new technologies that increased volume for higher margin engine repairs compared to lower margin replacement parts. In the cargo systems business, favorable mix resulted from higher cargo aftermarket component and narrow-body system sales compared to wide-body system sales in the prior year third quarter. Segment operating margin for the quarter rose to 13.2% from 6.6% in the prior year third quarter.

Commercial Segment
Commercial Segment revenues declined 13% to $101.6 million from $117.0 million in the same period last year. Core growth in sales of rigging services products of 9% was more than offset by a decline in sales of marine and power systems products. Currency translation contributed 1%, offset by dispositions of 1%.

During the third quarter of 2008, operating profit in the Commercial Segment increased to $7.1 million from $2.3 million, principally due to increases and favorable product mix in the rigging services business. In addition, third quarter 2007 operating margin reflected $5 million of warranty, engineering and acquisition-related expenses that did not recur in the third quarter of 2008. Segment operating margin rose to 7.0% from 2.0% in the prior year quarter.

Nine Month Results
For the first nine months, Teleflex revenues from continuing operations increased 35% to $1.8 billion from $1.4 billion when compared to 2007. Income from continuing operations excluding special charges increased to $119.8 million or $3.01 per diluted share, compared to $100.4 million or $2.53 per diluted share in the prior year period. As noted in the reconciliation table below, the first nine months of 2008 included restructuring and transaction-related charges, net of tax, of $16.7 million or $0.42 per diluted share, primarily related to the acquisition of Arrow. Net income from continuing operations for the first nine months rose to $103.1 million or $2.59 per diluted share compared to $3.9 million or $0.10 per diluted share in the prior year.

Business Outlook for 2008
The company has provided full year 2008 guidance from continuing operations of $3.90 to $4.00 per diluted share, excluding special charges. Special charges for 2008 are expected to be in the range of $0.49 to $0.52 per diluted share. Earnings per share, including special charges, is expected to be in the range of $3.38 to $3.51 per diluted share.

Third Quarter Conference Call Webcast and Additional Information
As previously announced, Teleflex will comment on its third quarter results on a conference call to be held Tuesday, October 28, 2008, at 9:00 a.m. (ET). The call will be available live and archived on the company’s website at www.teleflex.com and accompanying presentations will be posted prior to the call. An audio replay will be available until November 2, 2008 by calling 888-286-8010 (U.S./Canada) or 617-801-6888 (International), Passcode: 25612541.

(MORE)

Additional Notes
Core growth includes activity of a purchased company beyond the initial twelve months after the date of acquisition. Core growth excludes the impact of translating the results of international subsidiaries at different currency exchange rates from year to year, and the activity of companies that have been divested within the most recent twelve month period.

Certain financial information is presented on a rounded basis, which may cause minor differences.

Segment operating profit includes a segment’s net revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, gain on sales of assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

• Arrow International was acquired on October 1, 2007.

Notes on Non-GAAP Financial Measures
This press release addresses certain non-GAAP income measures.  We use these financial measures for internal managerial purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. These financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures.

This press release includes financial measures which exclude the effect of charges associated with our restructuring programs, charges related to the Arrow acquisition, and (gain)/loss on sale of assets and other charges. Management believes these measures are useful to investors because they eliminate items that do not reflect Teleflex’s day-to-day operations. Tables reconciling these non-GAAP measures to the most directly comparable GAAP measures are set forth below.

	Three Months Ended		Three Months Ended*
	September 28, 2008		September 30, 2007
	Continuing Operations		Continuing Operations
	(dollars in thousands, except per share)
Income/(loss) and diluted/(basic) earnings per share	$42,319	$1.06	$(63,224)	$(1.61)
Restructuring and impairment charges	470		4,937
Income tax (benefit)	(152)		(298)

Restructuring and impairment charges, net of tax	318	0.01	4,639	0.12

(Gains)/losses and other charges (A)	2,050		(207)
Income tax (benefit)	(430)		74

(Gains)/losses and other charges, net of tax	1,620	0.04	(133)	(0.00)

Tax adjustment for repatriation of foreign earnings	—	—	90,162	2.29
Anti-dilutive effect on 2007 third quarter EPS	—	—	—	(0.02)
Income and diluted earnings per share, excluding restructuring and impairment charges, (gains)/losses and other charges and tax adjustment	$44,257	$1.11	$31,444	$0.79

(MORE)

	Nine Months Ended			Nine Months Ended*
	September 28, 2008			September 30, 2007
	Continuing Operations			Continuing Operations
		(dollars in thousands, except per share)
Income and diluted earnings per share	$	103,050	$2.59	$3,853	$0.10
Restructuring and impairment charges		11,917		6,459
Income tax (benefit)		(3,818)		(823)

Restructuring and impairment charges, net of tax		8,099	0.20	5,636	0.14

(Gains)/losses and other charges (A)		5,891		1,121
Income tax (benefit)		(1,695)		(403)

(Gains)/losses and other charges, net of tax		4,196	0.11	718	0.02

Fair market value inventory adjustment (B)		6,936		—
Income tax (benefit)		(2,487)		—

Fair market value inventory adjustment, net of tax		4,449	0.11	—	—
Tax adjustment for repatriation of foreign earnings		—	—	90,162	2.27
Income and diluted earnings per share, excluding restructuring and impairment charges, (gains)/losses and other charges, fair market value inventory adjustment and tax adjustment	$	119,794	$3.01	$100,369	$2.53

(A) In 2008, (gains)/losses and other charges principally relate to restructuring related costs associated with the Arrow acquisition. In 2007, (gains)/losses and other charges reflect a (gain)/loss on sale of assets.

(B) The fair market value inventory adjustment reflects the absorption of the residual Arrow inventory purchase price adjustment from acquisition date.

Year-to-Date Medical Segment Sales by Product Group

	Nine Months Ended	Nine Months Ended*	Change
	Sept 28, 2008	Sept 30, 2007
	(Dollars in millions)
Critical Care	$709.4	$345.1	106%
Surgical	224.9	215.1	5%
Cardiac Care	56.7	—	100%
OEM	118.2	108.4	9%
Other	16.5	12.5	32%

Total Sales	$1,125.7	$681.1	65%

Adjusted Medical Segment Operating Profit and Margins

		Three Months
	Three Months Ended	Ended*
	September 28, 2008	September 30, 2007
	(dollars in thousands)
Medical Segment operating profit as reported	$71,388	$50,448
Medical Segment operating margin as reported	19.4%	22.1%
Add: Integration costs not qualified for restructuring	2,050	—

Adjusted Medical Segment operating profit	$73,438	$50,448
Adjusted Medical Segment operating margin	20.0%	22.1%

(MORE)

YTD Reconciliation of Teleflex Cash Flow from Operations

	Nine Months	Nine Months Ended*
	Ended	September 30, 2007
	September 28, 2008
	(dollars in thousands)
Cash flow from operations as reported	$98,148	$153,140
Add: Tax payments on gain on sale of automotive and industrial businesses in December 2007	90,235	—
Adjusted cash flow from operations	$188,383	$153,140

About Teleflex Incorporated
Teleflex is a diversified company that designs, manufactures and distributes quality engineered products and services for the medical, aerospace and commercial markets worldwide. Teleflex employs approximately 14,000 people worldwide who focus on providing innovative solutions for customers. Additional information about Teleflex can be obtained from the company’s website at www.teleflex.com.

Caution Concerning Forward-looking Information
This press release contains forward-looking statements, including, but not limited to, statements relating to our forecast of diluted earnings per share from continuing operations excluding special charges; expected range of special charges for 2008; and expected cash flow from operations exclusive of tax payments.  Actual results could differ materially from those in these forward-looking statements due to, among other things, conditions in the end markets we serve, customer reaction to new products and programs, our ability to achieve sales growth, price increases or cost reductions; our ability to realize efficiencies; changes in material costs and surcharges; unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; unanticipated difficulties, expenditures and delays in connection with the integration of Arrow International, including delays in the implementation of integration programs and adverse customer and shareholder reaction; unanticipated difficulties, expenditures and delays in complying with government regulations applicable to our businesses, including unanticipated costs and difficulties in connection with the resolution of issues related to the FDA corporate warning letter issued to Arrow; our ability to meet our debt obligations; changes in general and international economic conditions; and other factors described in Teleflex’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10K.

(MORE)

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	September 28,	September 30,
	2008	2007
	(Dollars and shares in thousands, except per share)
Net revenues.................................................................................................	$ 595,882	$	458,562
Materials, labor and other product costs..................................................................	357,064		304,585

Gross profit..................................................................................................	238,818		153,977
Selling, engineering and administrative expenses.......................................................	144,329		95,621
Restructuring and impairment charges.....................................................................	470		4,937
Net gain on sales of businesses and assets..................................................	—		(207)

Income from continuing operations before interest, taxes and minority interest.................	94,019		53,626
Interest expense.............................................................................................	28,999		9,891
Interest income.............................................................................................	(627)		(4,599)
Income from continuing operations before taxes and minority interest.............................	65,647		48,334
Taxes on income from continuing operations.............................................................	13,701		104,358

Income (loss) from continuing operations before minority interest.....................................	51,946		(56,024)
Minority interest in consolidated subsidiaries, net of tax...............................................	9,627		7,200

Income (loss) from continuing operations.....................................................	42,319		(63,224)

Operating income from discontinued operations .......................................................	—		7,439
Taxes on income from discontinued operations..........................................................	—		1,251

Income from discontinued operations......................................................................	—		6,188

Net income (loss)...............................................................................................	$42,319	$	(57,036)

Earnings per share:
Basic:
Income (loss) from continuing operations.........................................................	$1.07		$(1.61)
Income from discontinued operations........................................................ .......	—		0.16

Net income (loss)................................................................................ ....	$1.07		$(1.45)

Diluted:
Income (loss) from continuing operations.........................................................	$1.06		$(1.61)
Income from discontinued operations........................................................ .......	—		0.16

Net income (loss)................................................................................ ....	$1.06		$(1.45)

Dividends per share..........................................................................................	$0.340		$0.320
Weighted average common shares outstanding:
Basic.................................................................................................... .....	39,645		39,368
Diluted................................................................................................ ....	39,970		39,368

(MORE)

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Nine Months Ended
	September 28,	September 30,
	2008	2007
	(Dollars and shares in thousands,
	except per share)
Net revenues.................................................................................................	$ 1,824,487	$ 1,351,219
Materials, labor and other product costs..................................................................	1,094,165	872,464

Gross profit..................................................................................................	730,322	478,755
Selling, engineering and administrative expenses.......................................................	459,047	297,486
Restructuring and impairment charges.....................................................................	11,917	6,459
Net loss on sales of businesses and assets..................................................	18	1,121

Income from continuing operations before interest, taxes and minority interest.................	259,340	173,689
Interest expense.............................................................................................	91,472	28,568
Interest income.............................................................................................	(2,134)	(7,922)
Income from continuing operations before taxes and minority interest.............................	170,002	153,043
Taxes on income from continuing operations.............................................................	41,173	128,174

Income from continuing operations before minority interest.............................................	128,829	24,869
Minority interest in consolidated subsidiaries, net of tax...............................................	25,779	21,016

Income from continuing operations............................................................	103,050	3,853

Operating (loss) income from discontinued operations ................................................	(4,808)	118,409
Taxes (benefit) on income (loss) from discontinued operations........................................	(1,963)	41,163

(Loss) income from discontinued operations...........................................................	(2,845)	77,246

Net income............................................................................................... ........	$100,205	$81,099

Earnings per share:
Basic:
Income from continuing operations.......................................................... ........	$2.61	$0.10
(Loss) income from discontinued operations...................................................... ..	(0.07)	1.97

Net income ...........................................................................................	$2.53	$2.07

Diluted:
Income from continuing operations.......................................................... ........	$2.59	$0.10
(Loss) income from discontinued operations...................................................... ..	(0.07)	1.95

Net income ...........................................................................................	$2.52	$2.05

Dividends per share..........................................................................................	$1.00	$0.925
Weighted average common shares outstanding:
Basic.................................................................................................... .....	39,553	39,207
Diluted................................................................................................ ....	39,837	39,638

(MORE)

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 28,		December 31,
	2008		2007
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents............................................................... ...........		$91,397		$201,342
Accounts receivable, net........................................................................... ..		342,612		341,963
Inventories............................................................... .............................		430,180		419,188
Prepaid expenses........................................................................ ..........		21,267		31,051
Income taxes receivable................................................................ .......		64,845		—
Deferred tax assets............................................................................ ....		52,621		12,025
Assets held for sale................................................................................		3,312		4,241

Total current assets............................................................... .............		1,006,234		1,009,810
Property, plant and equipment, net...................................................................		413,434		430,976
Goodwill.................................................................................... ..............		1,497,758		1,502,256
Intangibles and other assets...........................................................................		1,150,658		1,211,172
Investments in affiliates.............................................................................. ..		26,989		26,594
Deferred tax assets....................................................................................		2,168		7,189

Total assets............................................................... ......................	$	4,097,241	$	4,187,997

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current borrowings............................................................ ......................		$89,915		$143,357
Accounts payable........................................................................... .......		144,280		133,654
Accrued expenses........................................................................ ..........		158,084		180,110
Payroll and benefit-related liabilities............................................................		85,427		84,251
Income taxes payable........................................................................... ....		27,600		85,805
Deferred tax liabilities......................................................... ......................		21,523		21,733
Total current liabilities................................................ ..........................		526,829		648,910
Long-term borrowings.............................................................................. ....		1,488,396		1,540,902
Deferred tax liabilities................................................................... ................		399,138		379,467
Pension and postretirement benefit liabilities.......................................................		91,001		78,910
Other liabilities........................................................................... .............		169,850		168,782

Total liabilities................................................ ..................................		2,675,214		2,816,971
Minority interest in equity of consolidated subsidiaries..........................................		35,408		42,183
Commitments and contingencies
Shareholders’ equity....................................................................................		1,386,619		1,328,843

Total liabilities and shareholders’ equity....................................................	$	4,097,241	$	4,187,997

(MORE)

TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 28,	September 30,
	2008	2007
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income..............................................................................................	$100,205	$81,099
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations..................................................	2,845	(77,246)
Depreciation expense..............................................................................	48,997	34,011
Amortization expense of intangible assets....................................................	35,064	8,925
Amortization expense of deferred financing costs...........................................	3,931	838
Stock-based compensation.......................................................................	6,578	6,404
Net loss on sales of businesses and assets.......................................................	18	1,121
Impairment of long-lived assets..................................................................	—	4,118
Minority interest in consolidated subsidiaries.................................................	25,779	21,016
Other................................................................................................	15,301	(2,409)
Net change in operating assets and liabilities, net of effects of acquisitions...............	(140,570)	75,263

Net cash provided by operating activities from continuing operations..................	98,148	153,140

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings...............................................................	77,000	49,203
Repayments of long-term borrowings...............................................................	(185,345)	(30,689)
Increase (decrease) in notes payable and current borrowings....................................	2,386	(10,663)
Proceeds from stock compensation plans.........................................................	7,717	23,167
Payments to minority interest shareholders......................................................	(33,079)	(21,259)
Dividends.............................................................................................	(39,568)	(36,321)

Net cash used in financing activities from continuing operations..................	(170,889)	(26,562)

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment...................................................	(28,292)	(30,153)
Payments for businesses acquired..................................................................	(5,673)	(43,689)
Proceeds from sales of businesses and assets.......................................................	6,681	142,303
Purchase of intellectual property (intangibles)...................................................	(410)	—
Investments in affiliates...............................................................................	(320)	(5,439)
Net cash (used in) provided by investing activities from continuing operations......	(28,014)	63,022

Cash Flows from Discontinued Operations:
Net cash (used in) provided by operating activities..............................	(5,616)	60,509
Net cash provided by financing activities...........................................................	—	3,391
Net cash used in investing activities..................................................................	—	(11,588)
Net cash (used in) provided by discontinued operations.................................	(5,616)	52,312

Effect of exchange rate changes on cash and cash equivalents....................................	(3,574)	7,403

Net (decrease) increase in cash and cash equivalents..................................................	(109,945)	249,315
Cash and cash equivalents at the beginning of the period.............................................	201,342	248,409

Cash and cash equivalents at the end of the period....................................................	$91,397	$ 497,724

(MORE)

TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Three Months Ended
	September 28,	September 30,
	2008	2007
	(Dollars in thousands)
Segment net revenues:
Medical....................................................................................... .............	$ 367,327	$ 227,825
Aerospace................................................................................. ................	126,927	113,747
Commercial.............................................................................. ................	101,628	116,990

Total segment net revenues..................................................................... .....	595,882	458,562

Segment operating profit (1):
Medical....................................................................................... .............	71,388	50,448
Aerospace................................................................................. ................	16,786	7,544
Commercial.............................................................................. ................	7,067	2,304

Total segment operating profit.....................................................................	95,241	60,296
Corporate expenses................................................................................ ..............	10,379	9,140
Net gain on sales of businesses and assets...............................................................	—	(207)
Restructuring and impairment charges.....................................................................	470	4,937
Minority interest in consolidated subsidiaries (2).........................................................	(9,627)	(7,200)

Income from continuing operations before interest, taxes and minority interest..................	$94,019	$53,626

(1)	Segment operating profit includes a segment’s net revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, gain on sales of assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the three months ended September 28, 2008 and September 30, 2007, respectively.

(MORE)

TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Nine Months Ended
	September 28,	September 30,
	2008	2007
	(Dollars in thousands)
Segment net revenues:
Medical....................................................................................... .............	$ 1,125,719	$681,142
Aerospace................................................................................. ................	385,765	331,351
Commercial.............................................................................. ................	313,003	338,726

Total segment net revenues..................................................................... .....	1,824,487	1,351,219

Segment operating profit (1):
Medical....................................................................................... .............	212,952	142,275
Aerospace................................................................................. ................	45,912	32,174
Commercial.............................................................................. ................	19,374	18,010

Total segment operating profit.....................................................................	278,238	192,459
Corporate expenses................................................................................ ..............	32,742	32,206
Net loss on sales of businesses and assets...............................................................	18	1,121
Restructuring and impairment charges.....................................................................	11,917	6,459
Minority interest in consolidated subsidiaries (2).........................................................	(25,779)	(21,016)

Income from continuing operations before interest, taxes and minority interest..................	$259,340	$173,689

(1)	Segment operating profit includes a segment’s net revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, gain on sales of assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the nine months ended September 28, 2008 and September 30, 2007, respectively.

###